MANNING ELLIOTT                                                           11th floor, 1050 West Pender Street, Vancouver, BC, Canada V6E 3S7

CHARTERED ACCOUNTANTS                                                                                           Phone:  604.714.3600  Fax:  604.714.3669    Web:  manningelliott.com

CONSENT OF INDEPENDENT AUDITORS

March 31, 2004

U.S. Securities and Exchange Commission
450 5th Street, N. W.
Washington, DC USA 20549

Re:   Consent to be named in the S-8 Registration Statement of Global Internet Communications, Inc., a Nevada corporation, to be filed on or about March 31, 2004, covering the registration of 650,000 shares of common stock pursuant to two consulting agreements.

Dear Sirs:

We hereby consent to the use of our report for the period ended December 31, 2003, dated March 24, 2003 in the above referenced Registration Statement. We also consent to the use of our name as experts in such Registration Statement.

/s/ "Manning Elliott"

MANNING ELLIOTT
CHARTERED ACCOUNTANTS
March 31, 2004

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